Exhibit 99.1

Notification of Transactions by Persons Discharging Managerial Responsibilities and Persons Closely Associated with them

[This form is required for disclosure of transactions under Article 19 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)]

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Jim Mintern
2	Reason for the notification
a)	Position/status	Chief Financial Officer, CRH plc
b)	Initial Notification Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	CRH plc
b)	LEI	549300MIDJNNTH068E74
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument; type of instrument; identification code	Ordinary Shares of €0.32 each [ISIN: IE0001827041]
b)	Nature of the transaction	Exercise of option under CRH’s Savings-related Share Option Scheme
c)	Price(s) and volume(s)	Price(s) Volume(s) €24.24 1,247
d)	Aggregated information — Aggregated volume — Price	n/a
e)	Date of the transaction	20th August 2024
f)	Place of the transaction	Dublin, Ireland
g)	Additional Information	n/a